EXHIBIT 99.02
VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Set forth on the following pages are the unaudited pro forma consolidated balance sheet as of June 30, 2017 and the unaudited pro forma consolidated statements of income for the six months ended June 30, 2017, and for the years ended December 31, 2016, 2015, and 2014, together with the notes to the unaudited pro forma consolidated financial statements, of Valero Energy Partners LP. Unless otherwise stated or the context otherwise indicates, all references to the “Partnership,” “us,” “our,” “we,” or similar expressions refer to Valero Energy Partners LP, one or more of its consolidated subsidiaries, or all of them taken as a whole. References in this report to “Valero” refer collectively to Valero Energy Corporation and its subsidiaries, other than Valero Energy Partners LP, any of its subsidiaries, or its general partner. The pro forma consolidated financial statements have been prepared based on the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and our Quarterly Report on Form 10-Q for the period ended June 30, 2017, with certain pro forma adjustments made to those financial statements as further discussed below. The pro forma consolidated financial statements should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes.

Effective November 1, 2017, the Partnership entered into a purchase and sale agreement with Valero to acquire Parkway Pipeline LLC (Parkway Pipeline), a subsidiary of Valero. The Partnership acquired Parkway Pipeline for cash consideration of $200.0 million, which was funded with $35.0 million of our cash on hand and $165.0 million of borrowings under our revolving credit facility. In addition, the board of directors of our general partner approved the Partnership’s entry into various agreements with Valero related to the purchase and sale agreement, including amended and restated schedules to our amended and restated omnibus agreement, amended and restated exhibits to an amended and restated services and secondment agreement, and an amendment of the existing transportation services agreement between Parkway Pipeline and Valero (the “Letter Amendment to Transportation Services Agreement”). The unaudited proforma consolidated financial statements include adjustments related to the acquisition of Parkway Pipeline.

Parkway Pipeline owns and operates a 141-mile, 16-inch refined petroleum products pipeline with 110,000 barrels per day of capacity that transports refined petroleum products from Valero’s St. Charles Refinery, in Norco, Louisiana to Collins, Mississippi for supply into the Plantation pipeline system.

The Partnership owns Parkway Pipeline and began receiving fees for services commencing on November 1, 2017. Pursuant to the terms of the amended and restated services and secondment agreement, the Partnership reimburses Valero for the costs (including wages and benefits) of certain personnel who are seconded to our general partner and provide certain operational services to us in support of our pipeline, terminaling, and storage facilities, including Parkway Pipeline. Pursuant to the terms of the amended and restated schedules to our amended and restated omnibus agreement, the operational and administrative support fee owed by us to Valero increased from $12.5 million to $13.2 million annually as of November 1, 2017 for additional services provided in connection with the acquisition, of which $262,000 is associated with Parkway Pipeline.

The assets of Parkway Pipeline are recorded at historical cost as the acquisition is considered to be a reorganization of entities under common control. The pro forma adjustments are based on currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma amounts. However, our management believes the assumptions are reasonable for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions, are factually supportable, and are properly applied in the pro forma financial statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The pro forma adjustments have been prepared as if the transactions effected as of the date of the acquisition had taken place on June 30, 2017 in the case of the unaudited pro forma consolidated balance sheet, and as of January 1, 2016 in the case of the unaudited pro forma consolidated statements of income for the six months ended June 30, 2017 and the year ended December 31, 2016. Pro forma adjustments were not applied to the unaudited pro forma consolidated statements of income for the years ended December 31, 2015 and 2014, as the presentation of pro forma transactions cannot meaningfully or accurately depict what operating results would have been had the acquisition occurred at a date earlier than January 1, 2016.

The pro forma financial statements give pro forma effect to the matters described in the accompanying notes, including:

•
the acquisition of Parkway Pipeline from Valero for cash consideration of $200.0 million, which was funded with $35.0 million of our cash on hand and $165.0 million of borrowings under our revolving credit facility;

•
our entry into the Letter Amendment to Transportation Services Agreement with Valero, and the recognition of terminaling revenue under those schedules for the volumes throughput and handled by Parkway Pipeline during the periods presented;

•	our entry into amended and restated schedules to our amended and restated omnibus agreement with Valero;

•	our general partner’s entry into amended and restated exhibits to an amended and restated services and secondment agreement with Valero;

•	the estimated interest expense that would have been incurred had we borrowed $165.0 million under the revolving credit facility; and

•	the increase in the deferred tax liability related to the associated adjustment for the tax basis in Parkway Pipeline partially offset by a reduction in the apportionment rate of the Texas margin tax.

The pro forma financial statements may not be indicative of the results that actually would have occurred if the acquisition had occurred on the dates indicated, or the results that will be obtained in the future.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2017
(in thousands)

	Historical	Acquired Business	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$87,977	$—	$(35,300)	(a)	$52,677
Receivables – related party	35,439	—	—		35,439
Receivables	809	—	—		809
Inventories	—	107	—		107
Prepaid expenses and other	631	—	—		631
Total current assets	124,856	107	(35,300)		89,663
Property and equipment, at cost	1,318,911	267,951	300	(b)	1,587,162
Accumulated depreciation	(374,109)	(29,226)	—		(403,335)
Property and equipment, net	944,802	238,725	300		1,183,827
Deferred charges and other assets, net	2,759	4,463	—		7,222
Total assets	$1,072,417	$243,295	$(35,000)		$1,280,712
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$9,669	$1,037	$(1,037)	(c)	$9,669
Accounts payable – related party	6,693	—	—		6,693
Accrued liabilities	752	—	—		752
Accrued liabilities – related party	178	—	—		178
Accrued interest payable	976	—	—		976
Accrued interest payable – related party	786	—	—		786
Taxes other than income taxes	2,894	2,913	(2,913)	(c)	2,894
Deferred revenue – related party	368	—	—		368
Total current liabilities	22,316	3,950	(3,950)		22,316
Debt	525,072	—	165,000	(e)	690,072
Notes payable – related party	370,000	—	—		370,000
Other long-term liabilities	1,888	—	133	(f)	2,021
Partners’ capital:
Common unitholders – public	579,002	—	—		579,002
Common unitholder – Valero	(417,210)	—	41,886	(g)	(375,324)
General partner – Valero	(8,651)	—	1,276	(g)	(7,375)
Member’s equity	—	239,345	(239,345)	(h)	—
Total partners’ capital	153,141	239,345	(196,183)		196,303
Total liabilities and partners’ capital	$1,072,417	$243,295	$(35,000)		$1,280,712

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 30, 2017
(in thousands)

	Historical	Acquired Business	Pro Forma Adjustments		Pro Forma
Operating revenues – related party	$216,361	$14,751	$(4,513)	(d)	$226,599
Costs and expenses:
Cost of revenues (excluding depreciation expense reflected below)	50,600	3,187	—		53,787
Depreciation expense	24,280	3,894	5	(i)	28,179
Other operating expenses	—	222	—		222
General and administrative expenses	7,693	716	(585)	(j)	7,824
Total costs and expenses	82,573	8,019	(580)		90,012
Operating income	133,788	6,732	(3,933)		136,587
Other income, net	246	—	—		246
Interest expense	(16,840)	—	(1,689)	(k)	(18,529)
Income before income taxes	117,194	6,732	(5,622)		118,304
Income tax expense	614	—	10	(l)	624
Net income	116,580	6,732	(5,632)		117,680
Less: Net income attributable to predecessor	—	6,732	(6,732)		—
Net income attributable to partners	116,580	—	1,100		117,680
Less: General partner’s interest in net income	20,886	—	22	(m)	20,908
Limited partners’ interest in net income	$95,694	$—	$1,078		$96,772

Net income per limited partner unit – basic and diluted	$1.41				$1.43	(n)
Weighted-average limited partner units outstanding – basic and diluted	67,912		—		67,912
See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2016
(in thousands)

	Historical	Acquired Business	Pro Forma Adjustments		Pro Forma
	(Audited)	(Audited)
Operating revenues – related party	$362,619	$30,200	$(7,194)	(d)	$385,625
Costs and expenses:
Cost of revenues (excluding depreciation expense reflected below)	96,115	7,440	—		103,555
Depreciation expense	45,965	7,736	9	(i)	53,710
Other operating expenses	—	2,526	—		2,526
General and administrative expenses	15,965	1,416	(1,154)	(j)	16,227
Total costs and expenses	158,045	19,118	(1,145)		176,018
Operating income	204,574	11,082	(6,049)		209,607
Other income, net	284	10	—		294
Interest expense	(14,915)	—	(2,612)	(k)	(17,527)
Income before income taxes	189,943	11,092	(8,661)		192,374
Income tax expense	1,112	—	(101)	(l)	1,011
Net income	188,831	11,092	(8,560)		191,363
Less: Net income attributable to predecessor	(15,422)	11,092	(11,092)		(15,422)
Net income attributable to partners	204,253	—	2,532		206,785
Less: General partner’s interest in net income	23,553	—	(202)	(m)	23,351
Limited partners’ interest in net income	$180,700	$—	$2,734		$183,434

Net income per limited partner unit – basic and diluted
Common units	$2.85				$2.89	(n)
Subordinated units	$2.38				$2.42	(n)

Weighted-average limited partner units outstanding – basic and diluted:
Common units	48,817		—		48,817
Subordinated units	17,463		—		17,463
See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2015
(In Thousands)

	Historical	Acquired Business	Pro Forma
	(Audited)
Operating revenues – related party	$243,624	$30,479	$274,103
Costs and expenses:
Cost of revenues (excluding depreciation expense reflected below)	105,973	5,866	111,839
Depreciation expense	45,678	7,720	53,398
Other operating revenues	—	4,594	4,594
General and administrative expenses	14,520	468	14,988
Total costs and expenses	166,171	18,648	184,819
Operating income	77,453	11,831	89,284
Other income, net	223	—	223
Interest expense	(6,113)	(25)	(6,138)
Income before income taxes	71,563	11,806	83,369
Income tax expense	251	—	251
Net income	71,312	11,806	83,118
Less: Net income (loss) attributable to predecessor	(60,566)	11,806	(48,760)
Net income attributable to partners	131,878	—	131,878
Less: General partner’s interest in net income	6,069	—	6,069
Limited partners’ interest in net income	$125,809	$—	$125,809

Net income per limited partner unit – basic and diluted:
Common units	$2.12		$2.12
Subordinated units	$2.07		$2.07

Weighted-average limited partner units outstanding – basic and diluted:
Common units	31,222		31,222
Subordinated units	28,790		28,790

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2014
(In Thousands)

	Historical	Acquired Business	Pro Forma
	(Audited)
Operating revenues – related party	$129,180	$30,168	$159,348
Costs and expenses:
Cost of revenues (excluding depreciation expense reflected below)	111,114	6,832	117,946
Depreciation expense	37,909	7,722	45,631
General and administrative expenses	13,602	399	14,001
Total costs and expenses	162,625	14,953	177,578
Operating income (loss)	(33,445)	15,215	(18,230)
Other income, net	1,504	—	1,504
Interest expense	(872)	3	(869)
Income (loss) before income taxes	(32,813)	15,218	(17,595)
Income tax expense	548	—	548
Net income (loss)	(33,361)	15,218	(18,143)
Less: Net income (loss) attributable to predecessor	(92,642)	15,218	(77,424)
Net income attributable to partners	59,281	—	59,281
Less: General partner’s interest in net income	1,379	—	1,379
Limited partners’ interest in net income	$57,902	$—	$57,902

Net income per limited partner unit – basic and diluted:
Common units	$1.01		$1.01
Subordinated units	$1.01		$1.01

Weighted-average limited partner units outstanding:
Common units – basic	28,790		28,790
Common units – diluted	28,791		28,791
Subordinated units – basic and diluted	28,790		28,790

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)	This adjustment reflects the following increases and decreases to cash:

•	Increases to cash: $165.0 million of proceeds from borrowings under our revolving credit agreement.

•	Decreases to cash: payment of $200.0 million as part of the total consideration for Parkway Pipeline and estimated transaction costs of $300,000 associated with the acquisition.

(b)
This adjustment reflects the capitalization of transaction costs associated with the acquisition. Because this acquisition is considered to be an asset acquisition under U.S. GAAP, capitalization of the related transaction costs is appropriate.

(c)	This adjustment reflects the elimination of liabilities that were retained by Valero in accordance with the purchase and sale agreement.

(d)
This adjustment reflects the change to revenues associated with Parkway Pipeline’s entry into the Letter Amendment to the Transportation Services Agreement with Valero, which reduced the minimum volume commitment under the agreement. Revenues were calculated using the minimum volume commitment in the amendment, which is lower than the historical commitment. Volumes used were the historical volumes transported with Parkway Pipeline.

(e)	This adjustment reflects the $165.0 million of borrowings under our revolving credit agreement.

(f)
This adjustment reflects the increase in the deferred tax liability related to the associated adjustment for the tax basis in Parkway Pipeline partially offset by a reduction in the apportionment rate of the Texas margin tax.

(g)	This adjustment reflects the following increases to partners’ capital (in thousands):

Capital Contribution
Common unitholder – Valero	$41,886
General partner – Valero	1,276
Total	$43,162

The capital contribution of $43.2 million is calculated as Valero’s net investment in Parkway Pipeline of $239.3 million, net of the total consideration of $200.0 million paid by the Partnership for Parkway Pipeline, the elimination of accounts payable and taxes other than income taxes described in Note (c), and the increase in the deferred tax liability of $133,000 as described in Note (f).

(h)	This adjustment reflects the elimination of Valero’s net investment in Parkway Pipeline, and the reclassification to partners’ capital of the capital contribution (see Note (g)).

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

(i)
This adjustment reflects depreciation expense of $5,000 and $9,000 for the six months ended June 30, 2017 and for the year ended December 31, 2016, respectively, related to the $300,000 in capitalized transaction costs associated with the acquisition.

(j)
This adjustment reflects a net decrease of $585,000 and $1.2 million for the six months ended June 30, 2017 and for the year ended December 31, 2016, respectively, to general and administrative expenses for the annual administrative fee payable by the Partnership to Valero in place of such expenses allocated to Parkway Pipeline. The annual administrative fee increased by $262,000 annually as of November 1, 2017, for the management of our day-to-day operations after the closing of the acquisition under the amended and restated schedules to our amended and restated omnibus agreement. This adjustment results in a reduction in Parkway Pipeline’s general and administrative expenses because the incremental annual administrative fee is less than the expenses allocated to Parkway Pipeline on a standalone basis.

(k)
This adjustment reflects interest expense of $1.7 million and $2.6 million (using the actual variable interest rates of 2.22 percent and 1.76 percent) for the six months ended June 30, 2017 and for the year ended December 31, 2016, respectively, on the $165.0 million of borrowings under our revolving credit agreement, partially offset by a reduction of $144,000 and $297,000 for the six months ended June 30, 2017 and for the year ended December 31, 2016, respectively, in the commitment fee for the unutilized portion of the revolving credit agreement. A change of 0.125 percent in the interest rate associated with the borrowings would result in a $206,000 change in annual interest expense.

(l)	This adjustment reflects the change in tax expense attributable to an adjustment in the apportionment rate of the Texas margin tax.

(m)
The purpose of this adjustment is to reflect our general partner’s interest in our net income. We compute net income allocated to the general partnership interest by applying the provisions of our partnership agreement as more fully described in Note (n).

(n)
We calculate net income available to limited partners based on the distributions pertaining to each period’s net income. After considering the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners, and other participating securities in accordance with the contractual terms of our partnership agreement and as prescribed under the two-class method. Participating securities include incentive distribution rights (IDRs) and awards under our 2013 Incentive Compensation Plan that receive distribution equivalent rights. However, the terms of our partnership agreement limit the general partner’s incentive distribution to the amount of available cash, which, as defined in our partnership agreement, is net of reserves deemed appropriate. As such, IDRs are not allocated undistributed earnings or distributions in excess of earnings in the calculation of net income per limited partner unit. Diluted net income per limited partner unit is also determined using the two-class method, unless the treasury stock method is more dilutive.

Net losses of our predecessor are allocated to the general partner. Subsequent to the effective dates of the acquisitions from Valero, we calculate net income available to limited partners based on the methodology described above.

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

Basic and diluted net income per limited partner unit is determined pursuant to the two-class method for master limited partnerships. The two-class method is an earnings allocation formula that is used to determine earnings to our general partner, common unitholders, and participating securities according to (i) distributions pertaining to each period’s net income and (ii) participation rights in undistributed earnings.

The following reflects the calculation of pro forma net income per limited partner unit for the six months ended June 30, 2017 and the year ended December 31, 2016 in the manner described above (in thousands, except per unit amounts). All amounts, including distributions, are on a pro forma basis.

	Six Months Ended June 30, 2017
	General Partner	Common Units	Restricted Units	Total
Allocation of pro forma net income to determine pro forma net income available to limited partners:
Distributions, excluding general partner’s IDRs	$1,437	$60,150	$—	$61,587
General partner’s IDRs	18,557	—	—	18,557
DERs	—	—	10	10
Distributions and DERs declared	19,994	60,150	10	80,154
Undistributed earnings	914	36,605	7	37,526
Pro forma net income available to limited partners – basic and diluted	$20,908	$96,755	$17	$117,680

Pro forma net income per limited partner unit – basic and diluted:
Weighted-average units outstanding		67,912

Pro forma net income per limited partner unit – basic and diluted		$1.43

VALERO ENERGY PARTNERS LP
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

	Year Ended December 31, 2016
		Limited Partners
	General Partner	Common Units	Subordinated Units	Restricted Units	Total
Allocation of pro forma net income to determine pro forma net income available to limited partners:
Distributions, excluding general partner’s IDRs	$2,294	$79,625	$20,297	$—	$102,216
General partner’s IDRs	19,354	—	—	—	19,354
DERs	—	—	—	20	20
Distributions and DERs declared	21,648	79,625	20,297	20	121,590
Undistributed earnings	1,703	61,481	21,993	18	85,195
Pro forma net income available to limited partners – basic and diluted	$23,351	$141,106	$42,290	$38	$206,785

Pro forma net income per limited partner unit – basic and diluted:
Weighted-average units outstanding		48,817	17,463

Pro forma net income per limited partner unit – basic and diluted		$2.89	$2.42